Exhibit 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Agreement”) is dated as of August 1, 2006 and is made by and between TASKER PRODUCTS CORP., f/k/a TASKER CAPITAL CORP., a Nevada corporation (the “Company”), and JAMES BURNS (“Employee”).

WHEREAS, pursuant to that certain Executive Employment Agreement between the Employee and the Company dated as of January 1, 2005 (the “Employment Agreement”), the Company is terminating Employee’s employment relationship with the Company for cause, and to settle and resolve all issues arising from or related to such relationship and the termination thereof.

NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as the “Parties”) hereby agree as follows:

1.             Termination.  The Company hereby terminates the Employee’s employment with the Company as Vice President of Business Development and the Employee hereby resigns and withdraws from all other positions (as an employee, officer, director or board committee member or otherwise) of the Company and of any subsidiary or affiliate of the Company (together with the Company the “Company Entities”), effective as of the open of business on July 11, 2006 (the “Effective Date”).  The Employee agrees that he has received all compensation owed to him in respect thereof (including under the Employment Agreement), except for payment of his base salary through the date hereof, and that upon receipt of such payment he has no continuing right to receive any benefits, including severance or a year-end bonus, from any of the Company Entities following or in respect of such termination, except as specifically provided for herein.

2.             Severance. In consideration of Employee’s termination, the Company hereby agrees to pay to the Employee, and as severance compensation, the monetary equivalent of forty-seven vacation days (the “Severance Compensation”), for the remainder of the month of July 2006 only (the “Severance Period”). The Severance Compensation shall be paid in accordance with the Company’s normal payroll practices.  The Employee shall also be entitled to retain his stock options which have vested as of July 11, 2006.  Vacation paid starting August 1, 2006.

3.             Benefits. The Employee will have the right to medical insurance under the Company’s plan until August 31, 2006.  After that date, the Employee will have the right to elect continuation of medical benefits under and subject to the provisions of COBRA.  The Employee will be responsible for the payment when due of all COBRA premiums.  The Employee shall not be entitled to receive any other benefits of the Company from and after the Effective Date.

4.             Return of Company Property.  Employee represents and warrants that he will return to the Company or, at the Company’s option, confirm that he has destroyed, in each case, no later than July 14, 2006, all property of the Company, including all equipment, all corporate credit cards issued in Employee’s or the Company’s name, all keys to offices of the Company and all memoranda, records and other documents, papers or electronic media relating to the Company (including without limitation all account information such as contact names, addresses, numbers and other information regarding customers and potential customers), and all copies thereof including such items stored in computer memories, prepared by or made available to

Employee during employment with the Company.  Notwithstanding the previous sentence, the Employee is entitled to retain his laptop computer, his cell phone, and his blackberry, provided that he temporarily gives the Company the opportunity and access to erase all materials on the laptop computer and on the blackberry.  The Employee also represents and warrants that he will return to the Company that certain leased car that he uses that is in the Company’s name, no later than August 31, 2006.

5.             Covenants.

a.             Confidentiality; Non-Compete. Simultaneously with the execution of this Agreement, Employee shall execute and deliver to the Company the Confidentiality, Non-Competition and Non-Solicitation Agreement which is attached as Exhibit A hereto (the “Non-Compete Agreement”). In addition, Employee and the Company each agree to keep the content of the terms of this Agreement completely confidential, except that Employee may discuss the Agreement with family members and professional advisors (provided they agree to maintain confidentiality), and except that the Company may discuss this Agreement with its employees, officers, directors and professional advisors who have a reasonable need to know and may make such additional disclosures as may be necessary to implement this Agreement or as may be required by law.

b.             Release and Non-Disparagement.  Simultaneously with the execution of this Agreement, Employee and the Company shall execute and deliver to the other Party the Release Agreement which is attached as Exhibit B hereto (the “Release”).

6.             Representations.

a.             Authority, Reliance, Liens. Employee represents and warrants that (i) Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of the Termination Documents (defined below), (ii) Employee has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement, and (iii) there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released pursuant hereto.

b.             Voluntary Execution. This Agreement and the other Termination Documents are executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  The Parties acknowledge that: (i) they have read each Termination Document, (ii) they have been represented in the preparation, negotiation, and execution of each Termination Document by legal counsel of their own choice or that they have voluntarily declined to seek such counsel,  (iii) they understand the terms and consequences of each Termination Document and of the releases therein contained, and (iv) they are fully aware of the legal and binding effect of each Termination Document.

c.             Counsel. Employee acknowledges that the Company has specifically advised Employee to seek counsel regarding the legal, tax and other consequences of the matters provided in this Agreement and the other Termination Documents.  In the event that Employee

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elects not to consult with an attorney or other counsel regarding Employee’s rights and obligations under the Termination Documents and the legal effect hereof, Employee hereby waives all rights to such consultation.  Such waiver is and shall be irrevocable and unequivocal, without any conditions or reservations of any kind.

7.             Severability. The parties understand and agree that in the event any provision of  any Termination Document is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, the respective Termination Document shall be deemed to be restricted in scope or otherwise modified to the extent necessary to render the same valid and enforceable or, in the event that any provision of any Termination Document cannot be modified or restricted so as to be valid and enforceable, then the same shall be deemed excised from the respective Termination Document if circumstances so require, and the respective Termination Document shall be construed and enforced as is such provision had originally been incorporated therein as so restricted or modified, or as if such provision had not originally been contained therein, as the case may be.

8.             Entire Agreement; Amendment. This Agreement, together with the Non-Compete Agreement and the Release (the “Termination Documents”) represent the entire agreement and understanding between the Company and Employee concerning the Employee’s employment with the Company and the separation of the Employee from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company, including without limitation the Employment Agreement, and any prior employment agreement previously entered into by the Company and the Employee.  This Agreement may only be amended by a written instrument signed by Employee and a duly authorized officer of the Company.

9.             Specific Enforcement.  Employee acknowledges and agrees that the Company will suffer irreparable harm as a consequence of any breach or threatened breach by Employee of any of the provisions of any Termination Document and Employee hereby consents to the Company seeking and being awarded such injunctive and other equitable relief as a court may deem appropriate in the circumstances to prevent or restrain any such breach or threatened breach. In addition, Employee breaches any term of a Termination Document, the Company may commence legal action and pursue any available legal and equitable remedies, including but not limited to suspending and recovering any and all payments and benefits made or to be made under this Agreement, together with reimbursement of any reasonable legal fees or expenses incurred by them in connection therewith.  If Company seeks and/or obtains relief from an alleged breach of a Termination Document, all of the provisions of this Agreement shall remain in full force and effect.

10.           Governing Law. This Agreement and each other Separation Document shall in all respects be interpreted and governed by the laws of the State of Connecticut (without regard to Connecticut’s conflicts laws) and the Parties in any action arising out of this Agreement shall be subject to the jurisdiction and venue of the federal and state courts, as applicable, of the State of Connecticut, Fairfield County. Employee agrees that service of process upon Employee in any such action or proceeding may be made by delivery thereof by first-class mail, postage prepaid, to Employee, at his last known address on the books and records of the Company.

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11.           Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12.           Successors. This Agreement shall extend and inure to the benefit of, and shall be binding upon, Employee, the Company, and each of their respective successors and assigns.

13.           Further Assurances. At the request of any Party, the other Party shall execute and deliver such further documents, and take such other action, as may be necessary or appropriate to give full effect to the transactions contemplated by this Agreement.

14.           Counterparts  This Agreement may be executed in one or more counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

/s/ James Burns
JAMES BURNS

STATE OF	}
COUNTY OF	}ss:

On the 1 day of August in the year 2006 before me, the undersigned, personally appeared Timothy O’Brien, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that by his signature on the instrument, the individual executed the instrument.

Notary Public

TASKER PRODUCTS CORP.

		By:	/s/ Richard D. Falcone
Name: Richard D. Falcone
Title: CEO

STATE OF	}
COUNTY OF	}ss:

On the ____ day of July in the year 2006 before me, the undersigned, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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EXHIBIT A

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT

In connection with that certain Termination Agreement, dated as August 1, 2006, by and between myself and Tasker Products Corp. f/k/a Tasker Capital Corp., a Nevada corporation with its principal place of business located at 39 Old Ridgebury Rd., Suite 14, Danbury, Connecticut or any subsidiary or parent corporation thereof (the “Company”), I hereby represent and agree (the “Agreement”) as follows:

1.         I understand that the Company is a technology company focused on hygienic applications for the agricultural, seafood and food processing industries, and that I may have access to or acquire information with respect to Confidential Information (as defined below), including software, processes and methods, development tools, scientific, technical, consulting and/or business innovations.

2.         Protection of Confidential Information of the Company.  I understand that my work as an employee of the Company creates a relationship of trust and confidence between the Company and myself.  During and after the period of my employment with the Company, I will not use or disclose or allow anyone else to use or disclose any “Confidential Information” (as defined below) relating to the Company, its products, services, suppliers, distributors or customers except as may be necessary in the performance of my work for the Company or as may be specifically authorized in advance by appropriate officers of the Company. “Confidential Information” shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, employee information and any other information not available to the general public, whether written or oral, which I know or have reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity.  I will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of mine or that the Company regularly gives to third parties without restriction on use or disclosure. Upon termination of my work with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Confidential Information.

3.         Non-Competition.  I agree that during the period of my employment and for a period of twelve (12) months thereafter (the “Restrictive Period”), I will not directly or indirectly:  (i) market or sell products or perform services such as are offered or conducted by the Company, its affiliates and subsidiaries during the period of my employment, to any customer or client of the Company or prospective customer or client of the Company; or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender, employee or otherwise, any business competitive with the Company, its affiliates or subsidiaries, particularly with respect to services as conducted by the Company during the period of my employment (a “Competitive Business”), except that I may own, in the aggregate, less than 5.0% of the outstanding shares of any publicly held corporation which is a Competitive Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association.  The geographic scope of this provision is worldwide.  Notwithstanding this Agreement, the Company will permit me to work for Phitex Ltd. LLP before the expiration of the Restrictive Period.

4.         Non-Solicitation.  I understand that my work as an employee of the Company creates a relationship of trust and confidence between myself and the Company.  During the Restrictive Period, I will not request or otherwise attempt to induce or influence, directly or indirectly, any present customer, distributor or supplier, or prospective customer, distributor or supplier, of the Company, or other persons sharing a business relationship with the Company to cancel, to limit or postpone their business with the Company, or otherwise take action which might be to the material disadvantage of the Company. During the Restrictive Period, I will not hire or solicit for employment, directly or indirectly, or induce or actively attempt to influence, any employee, agent, officer, director, contractor, consultant or other business associate of the Company to terminate his or her employment or discontinue such person’s consultant, contractor or other business association with the Company. The geographic scope of this provision is worldwide.

5.         Scope of Non-Competition and Non-Solicitation Provisions.  The parties hereto agree that, due to the nature of the Company’s business, and that of its affiliates and subsidiaries, the duration and geographic scope of the non-competition and non-solicitation provisions set forth above in Sections 3 and 4 are reasonable.  In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that either of such provisions are to that extent unenforceable, the parties hereto agree that such provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions in Sections 3 and 4 herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.  I agree that damages are an inadequate remedy for any breach of such provisions and that the Company, its affiliates and subsidiaries, shall, whether or not they are pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of either of these provisions.  If I violate either of Section 3 or Section 4 herein, the duration of such section automatically shall be extended against me for a period equal to the period during which I shall have been in violation of such section.  The covenants contained in the non-competition and non-solicitation provisions set forth above are deemed to be material and the Company is entering into this Agreement relying on such covenants.

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6.         Other Agreements.  I represent that my performance of all the terms of this Agreement and my duties as an employee of the Company will not breach any invention assignment agreement, confidential information agreement, non-competition agreement, non-solicitation agreement or other agreement with any present or former employer or other party.  I represent that I have not and will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a present or former employer that are not generally available to the public.

7.         Disclosure of this Agreement.  I hereby authorize the Company to notify others, including, but not limited to, customers of the Company and any of my future employers, of the terms of this Agreement and my responsibilities hereunder.

8.         Injunctive Relief.  I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company.  The Company will therefore be entitled to injunctive relief to enforce this Agreement.

9.         Enforcement and Severability.  I acknowledge that each of the provisions in this Agreement are separate and independent covenants.  I agree that if any court shall determine that any provision of this Agreement is unenforceable with respect to its term or scope such provision shall nonetheless be enforceable by any such court upon such modified term or scope as may be determined by such court to be reasonable and enforceable.  The remainder of this Agreement shall not be affected by the unenforceability or court ordered modification of a specific provision.

10.       Successors and Assigns.  I understand that neither this Agreement, nor any of my rights, powers, duties or obligations hereunder, may be assigned by me.  This Agreement shall be binding upon and inure to my benefit and to my heirs and legal representatives and the Company and its successors.  I further understand that the Company may assign this Agreement or any part hereof to any successor of the Company, including, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise.

11.       Governing Law.  The laws of the State of Connecticut shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

12.       Superseding Agreement.  I understand and agree that this Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

13.       Counterparts.  I acknowledge that this Agreement may be executed in two or more counterparts, each of which will take effect as an original and all of which will evidence one and the same agreement.

14.       Consent to Jurisdiction. I hereby consent to the sole and exclusive jurisdiction and venue of the courts of the State of Connecticut or the United States District Court for the District

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of Connecticut for any action arising from or relating to this Agreement or the subject matter hereof.

15.       Notice. All notices to the Company under or relating to this Agreement shall be in writing to the address indicated on the first page of this Agreement, and all notices to me under or relating to this Agreement shall be in writing to the address indicated on the signature page of thus Agreement.  Notice shall be deemed effective when received, or on the first day following the date of delivery to the carrier if sent by a nationally recognized overnight delivery service, or on the second day following the date of the postmark if sent by prepaid certified mail, return receipt requested.

16.       Acknowledgments.  I acknowledge that I have read this Agreement, was given the opportunity to ask questions and sufficient time to consult an attorney and I have either consulted an attorney or affirmatively decided not to consult an attorney.  This Agreement does not alter my status as an employee-at-will and that my employment may be terminated at any time, with or without cause.  I also understand that my obligations under this Agreement survive the termination of my employment with the Company.

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I ACKNOWLEDGE THAT I HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT AND CONSULT WITH COUNSEL OF MY CHOICE IF I SO CHOOSE REGARDING ITS TERMS, AND THAT I AM FREELY ENTERING INTO THIS AGREEMENT WITH A FULL UNDERSTANDING OF ITS EFFECTS.  I FURTHER UNDERSTAND THAT THIS AGREEMENT SUPERSEDES ANY AND ALL PRIOR OR CONTEMPORANEOUS REPRESENTATIONS OR AGREEMENTS, WHETHER ORAL, WRITTEN, OR IMPLIED, AND MAY NOT BE MODIFIED IN ANY WAY EXCEPT BY A SIGNED WRITING WHICH SPECIFICALLY REFERS TO THIS AGREEMENT AND IS SIGNED BY THE PRESIDENT OF THE COMPANY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written below.

Date:  8/1/06

EMPLOYEE:			COMPANY:

Tasker Products Corp.

/s/ James R. Burns		By:	/s/ Richard D. Falcone
Print Name:	JAMES BURNS		Name: Richard D. Falcone
Address:	100 Mill Plains Rd.		Title: CEO
Danbury, CT 06818

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EXHIBIT B

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Release”) is made as of the 1st day of August, 2006 by and between JAMES BURNS (“Employee”) and TASKER PRODUCTS CORP. f/k/a TASKER CAPITAL CORP. (the “Company”).

WHEREAS, Employee’s employment by the Company will terminate; and

WHEREAS, in connection with that termination and pursuant to that certain Termination Agreement by and between the Company and Employee dated as of the date hereof (the “Termination Agreement”), the Company has agreed to pay Employee certain amounts, subject to the execution of this Release.

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.             Termination. The Company has terminated the Employee’s employment with the Company as Vice President of Business Development and the Employee hereby resigns and withdraws from all other positions (as an employee, officer, director or board committee member or otherwise) of the Company and of any subsidiary or affiliate of the Company (together with the Company the “Company Entities”), effective as of the open of business on July 11, 2006 (the “Effective Date”).

2.             Acknowledgements.  Employee acknowledges that: (i) the payments described in Section 2 of the Termination Agreement constitute full settlement of all his rights under the Termination Agreement,  (ii) he has no entitlement under any other severance or similar arrangement maintained by the Company, and (iii) except as otherwise provided specifically in this Release, the Company does not and will not have any other liability or obligation to him.  Employee further acknowledges that, in the absence of his execution of this Release, he would not otherwise be entitled to the payments described in Section 2 of the Termination Agreement.

3.             Release and Covenant Not to Sue.

3.1.          Release.  Employee hereby fully and forever releases and discharges the Company (including, for purposes of this Section 3, all predecessors and successors, subsidiaries, affiliates, assigns, officers, directors, trustees, employees, agents and attorneys, past and present) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of Employee’s employment by the Company or the termination thereof, including, but not limited to, any claims Employee may have for wages, bonuses, commissions, penalties, deferred compensation, vacation pay, separation benefits, defamation, libel, slander, negligence, breach of covenant of good faith and fair dealing, personal injury, emotional distress, breach of contract, breach of confidentiality, invasion of privacy, negligence, improper discharge (based on contract, common law, or statute, including any federal, state or local statute or ordinance prohibiting discrimination or retaliation in employment), alleged violation of the United States Constitution, the Constitution of the State of New Jersey, the Civil Rights Act of 1964, including Title VII, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Equal Pay Act of 1963, the Family Medical Leave Act, the Rehabilitation Act of 1973, or any other federal, state (including, but not limited to Connecticut) or local statutes concerning employment, labor, and/or human rights or discrimination laws, and any claim for discrimination or retaliation based on sex, race, color, creed, religion, age, national origin, marital status, sexual orientation, disability, or perceived disability, medical condition, status with regard to public assistance, sexual harassment, or any other protected class status, but excludes claims arising after the date hereof out of any breach of this Release.

3.2.  Covenant Not to Sue.  Employee expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against the Company and that he has not assigned any claim against the Company to any other person or entity.  The Employee further promises not to initiate a lawsuit or to bring any other claim against the other arising out of or in any way related to Employee’s employment by the Company or the termination of that employment.

3.3.          Claims Not Released.  In addition, the forgoing will not be deemed to release the Employee from claims solely (a) to enforce this Release, (b) to enforce of the Termination Agreement, (c) to enforce the Confidentiality, Non-Competition and Non-Solicitation Agreement by and between Executive and the Company, executed concurrently herewith (the “Non-Compete Agreement”) or (d) for indemnification under the Company’s By-Laws, under applicable law, under any indemnification agreement between the Company and Executive or under any similar arrangement.

4.             Non-Competition and Confidentiality Obligations.  Employee acknowledges that the Non-Compete Agreement survives the termination of his employment.  Employee affirms that the restrictions contained in the Non-Compete Agreement are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions, and that he will abide by those restrictions.

5.             Non-Disparagement.  The Employee will not disparage Company or any of its directors, officers, agents or employees or otherwise take any action which could reasonably be expected to adversely affect the personal or professional reputation of Company or any of its directors, officers, agents or employees.

6.             Cooperation.  Employee further agrees that he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) which relates to matters with which Employee was involved during or which otherwise relate to his employment with Company.  Employee shall render such cooperation in a timely manner on reasonable notice from the Company.

7.             Rescission Right.  Employee expressly acknowledges and recites that (a) he has read and understands this Release in its entirety, (b) he has entered into this Release knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it; (d) he was provided twenty-one (21) calendar days after receipt of the Release to consider its terms before signing it; and (e) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Release in which case this Release shall be unenforceable, null and void.  Employee may revoke this Release during those seven (7) days by providing written notice of revocation to the Company. This Release will become effective and enforceable on the day following the expiration of the seven-day revocation period (the “8th Day”).  In the event that Employee does revoke this Release in writing prior to the 8th Day, this Release shall not be effective or enforceable and, in such event, all rights, agreements and obligations created by this Release shall be ineffective, null, void and unenforceable, except for the termination of his employment, which is effective as of the Effective Date (as defined in the Termination Agreement) even if Employee does revoke this Release.  Employee further understands that if he revokes this Release in accordance with this Section 7, Employee will not receive the Severance Compensation and he will be obligated to return any payments already received

8.             Challenge.  If Employee violates or challenges the enforceability of this Release, no further payments under Section 2 of the Termination Agreement will be paid or provided to Employee.

9.             Miscellaneous.

9.1.          No Admission of Liability.  This Release is not to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by the Company to Employee.  There have been no such violations, and the Company specifically denies any such violations.

9.2.          Successors and Assigns.  This Release will inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and (in the case of the Company) permitted assigns. The Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.  Employee may not make any assignment of this Release or any interest herein.

9.3.          Severability.  The provisions of this Release are severable.  If any provision or the scope of any provision is found to be unenforceable or is modified by a court of competent jurisdiction, the other provisions or the affected provisions as so modified shall remain fully valid and enforceable.

9.4.          Entire Agreement; Amendments.  Except as otherwise provided herein, this Release contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating subject matter hereof.  This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

9.5.          Governing Law.  This Release shall be governed by, and enforced in accordance with, the laws of the State of Connecticut, without regard to the application of the principles of conflicts of laws.

9.6.          Counterparts and Facsimiles.  This Release may be executed, including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Release to be executed by its duly authorized officer, and Employee has executed this Release, in each case as of the date first above written.

TASKER PRODUCTS CORP.

By:	/s/ Richard D. Falcone
Name: Richard D. Falcone
Title: CEO

/s/ James Burns
JAMES BURNS